Exhibit 4.1

                              CONSULTING AGREEMENT

         This CONSULTING AGREEMENT ("Agreement") is entered into this 1st day of June, 1999, by and between J.A.B. INTERNATIONAL, INC., a Nevada corporation (the "Company"), and J. BENNETT GROCOCK ("Consultant").

         1. ENGAGEMENT OF CONSULTANT. The Company hereby engages Consultant to assist the Company in development and implementation of financial and public relations strategies.

         2. COMPENSATION. As total and complete compensation for his services provided herein, the Company shall issue to Consultant 100,000 shares ("Shares") of the Company's restricted common stock ("Stock"), par value $.001 per share.

         3. EXPENSES. Company shall assume and shall be responsible for all expenses incurred by Consultant and shall be responsible for all disbursements made in Consultant's activities. Except as otherwise specifically authorized by the President of the Company in advance, in writing, Consultant shall not incur on behalf of Company, and Company shall not have, any liability for any expenses, costs, and disbursements of Consultant. Consultant shall indemnify and hold Company harmless from and against any and all claims, actions, or liability for any expenses, costs, and disbursements, including attorneys' fees, of Consultant or its agents, servants, contractors, or employees.

         4. TERM OF AGREEMENT. This Agreement shall commence on the date first set forth above and shall continue in full force and effect for a period of one
(1) year. Either party, at its option, may terminate this Agreement prior to the expiration of such one (1)-year period by providing the other party written notice of intent to terminate not less than thirty (30) days prior to the effective date of termination. Notwithstanding the foregoing, the Company may immediately terminate this Agreement if Consultant materially breaches an obligation hereunder.

         5. RELATIONSHIP OF THE PARTIES; CONSULTANT'S LIMITATIONS OF AUTHORITY. Except as otherwise specifically set forth in this Agreement, Consultant shall have no authority to represent Company as an agent of Company. Consultant shall have no authority to bind Company by any contract, representation, understanding, act, or deed concerning Company. Except as otherwise specifically set forth herein, neither the making of this Agreement nor the performance of any part of the provisions hereof shall be construed to constitute Consultant as an employee, agent or representative of Company for any purpose, nor shall this Agreement be deemed to establish a joint venture or partnership. Consultant, in all respects, shall be deemed an independent contractor with respect to the performance by Consultant of its obligations hereunder.

         6. ASSIGNMENT. Neither this Agreement nor any of the duties or obligations of Consultant herein may be voluntarily, involuntarily, directly, or indirectly assigned, delegated, or otherwise transferred or encumbered by Consultant without the prior, written approval of the Company. Any such assignment, delegation, transfer, or encumbrance without such approval will be void and will constitute a "material breach" of this Agreement entitling the Company to terminate this Agreement immediately. A change in voting control of Consultant shall be deemed an assignment of this Agreement. This Agreement is fully assignable by the Company and shall inure to the benefit of any assignee or other successor.

         7. MISCELLANEOUS PROVISIONS.

                  7.1 ENTIRE AGREEMENT; BINDING EFFECT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes any prior agreements or understandings between the parties. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and authorized assigns.


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                  7.2. MODIFICATION. This Agreement may be modified only upon the execution of a written agreement signed by both of the parties.

                  7.3 WAIVERS. No failure on the part of either party hereto to exercise, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power, or remedy hereunder preclude any other or further exercises thereof or the exercise of any other right, power, or remedy.

                  7.4 GOVERNING LAW; VENUE AND JURISDICTION. This Agreement shall be deemed to have been entered into in, and for all purposes shall be governed by, the laws of the State of Florida, without regard to Florida's choice of law decisions. The parties agree that any action brought by either party against the other in any court, whether federal or state, shall be brought within Orange County, Florida, in the applicable state and federal judicial districts and do hereby waive all questions of personal jurisdiction or venue for the purpose or carrying out this provision.

                  7.5 ATTORNEYS' FEES. In the event of a dispute under this Agreement, the non-prevailing party shall pay all of the prevailing party's reasonable attorneys' fees and costs incurred in connection with any such action, including post-judgment collection proceedings.

                  7.6 SEVERABILITY. In the event that any provision of this Agreement, in whole or in part (or the application of any provision to a specific situation), is held to be invalid or unenforceable by the final judgment of a court of competent jurisdiction after appeal or the time for appeal has expired, such invalidity shall be limited to such specific provision or portion thereof (or to such situation), and this Agreement shall be construed and applied in such manner as to minimize such unenforceability. This Agreement shall otherwise remain in full force and effect.

                  7.7 NOTICES. Whenever any demand, request, approval, consent or notice (singularly and collectively, "Notice") shall or may be given by one party to the other, such Notice shall be addressed to the parties at their respective addresses as set forth below and served by (i) hand, (ii) a nationally recognized overnight express courier, or (iii) registered or certified mail return receipt requested. The date the Notice is received shall be the date of service of Notice. In the event an addressee refuses to accept delivery, however, then Notice shall be deemed to have been served on either (i) the date hand delivery is refused, (ii) the next business day after the Notice was sent in the case of attempted delivery by overnight courier, or (iii) five
(5) business days after mailing the Notice in the case of registered or certificate mail. Either party may, at any time, change its Notice address by giving the other party Notice, in accordance with the above, stating the change and setting forth the new address. Notices shall be addressed as follows:

                  If to Company:            J.A.B. International, Inc.
                                            2708 Deer Berry Court
                                            Longwood, FL  32779
                                            Attention:  President
                                            Facsimile No.:

                  If to Consultant:         J. Bennett Grocock
                                            126 E. Jefferson Street
                                            Orlando, FL  32801
                                            Facsimile No.: 407-425-0032

         Any party may change its address or telecopier number for purposes of this paragraph by giving notice as provided herein.


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                  7.8 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

         In witness whereof, the parties hereto have executed this Agreement as of the date and year first above written.

                                            "COMPANY"

                                   J.A.B. INTERNATIONAL, INC.

                                   By:    /s/ JEFFERSON A. BOOTES
                                          --------------------------------------
                                          Jefferson A. Bootes, President

                                            "CONSULTANT"

                                          /s/ J. BENNETT GROCOCK
                                          --------------------------------------
                                          J. Bennett Grocock